UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS

2020
PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Tuesday, June 2, 2020
10:00 AM (CDT)
14231 Tandem Blvd, Austin, Texas 78728

April 23, 2020

Dear Shareholders,

On behalf of the entire Board of Directors, it is my privilege to invite you to our 2020 Annual Meeting of Shareholders to be held on Tuesday, June 2, 2020 at 10:00 a.m. Central Daylight Time, at our office located at 14231 Tandem Blvd, Austin, Texas 78728. We are pleased to send you the 2020 Proxy Statement.

We appreciate all of our shareholders and look forward to communicating with you regarding our efforts to achieve enduring value for your Company through the right business strategies, prudent risk management and effective corporate governance practices.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce the alternative meeting arrangements, which may include changing the location of the meeting or holding a virtual meeting solely by means of remote communication online, as promptly as practicable. You are encouraged to monitor our investor relations website at https://www.citizensinc.com/investors-investor-information for updated information about the annual meeting.

Our Board of Directors hopes you can attend the meeting, but if you cannot, it is still very important that we receive your proxy and vote on the proposals detailed in this proxy statement. Regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL according to the instructions provided on the proxy card.

We hope the material contained in this accompanying Proxy Statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board of Directors’ recommendations as a sign of your support for our continuing efforts.

Sincerely,

Geoffrey M. Kolander

President and Chief Executive Officer

Citizens, Inc.

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 2, 2020 10:00 a.m., Central Daylight Time	WHERE: Citizens, Inc. Executive Office 14231 Tandem Blvd, Austin, Texas 78728

ITEMS OF BUSINESS:

(1)	To elect the nine director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020;

(3)	To approve, on a non-binding advisory basis, executive compensation; and

(4)	To transact such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof.

RECORD DATE:

The Board of Directors of Citizens, Inc. (the “Company”) set the close of business on April 8, 2020 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment or postponement of the Annual Meeting.

HOW TO VOTE:

It is very important that you vote in order to play a part in the future of the Company. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible. You may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting. Please carefully review the proxy materials for the Annual Meeting and follow the instructions in the Information About the Annual Meeting and Voting section beginning on page 43 to vote. If your shares are held in street or nominee name, please respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held June 2, 2020: The Proxy Statement and the 2019 Annual Report are available at www.edocumentview.com/cia.

By Order of the Board of Directors
April 23, 2020	James A. Eliasberg, Secretary

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Shareholders are being asked to vote on the following matters at the 2020 Annual Meeting of Shareholders:

PROPOSALS	OUR BOARD’S RECOMMENDATION
Item (1) Election of Directors (page 41)

The Board has nominated the nine director nominees named in this Proxy Statement to serve until the 2021 Annual Meeting or until their successors are duly elected and qualified. Four of the nine nominees will be elected by the Class A shareholders, and five of the nine nominees will be elected by the Class B shareholder. The Board believes that the nine director nominees possess the necessary qualifications and experience to provide sound advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the shareholders.

FOR each Director Nominee
Item (2) Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 (page 42)

The Board and the Audit Committee believe the retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is in the best interests of the Company and its shareholders. Although the Audit Committee has sole authority to appoint the Company’s independent auditors, as a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment.

FOR
Item (3) Advisory Vote to Approve Executive Compensation (page 42)

The Company seeks a non-binding advisory vote from its shareholders to approve executive compensation. The Board values its shareholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.

FOR
Item (4) Transact such Other Business as May Properly Come Before the Annual Meeting or at any Postponement of Adjournment thereof (page 42)

Should any other business come before the Annual Meeting, and management is not aware of any at this time and does not anticipate any other matters to be raised at the Annual Meeting, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

DIRECTOR NOMINEES

Class A Director Nominees

NAME	PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT
Christopher W. Claus	Retired financial and investment executive	2017	Yes
Jerry D. Davis, Jr.	Chairman of the Board; Retired life insurance company CEO and Chairman	2017	Yes
Francis A. Keating II	Former Partner at Holland & Knight LLP; Former Governor of Oklahoma; Former President and CEO, American Council of Life Insurers; Former President and CEO, American Bankers Association	2017	Yes
Gerald W. Shields	Vice-Chairman of the Board; Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017	Yes

Class B Director Nominees

NAME	PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT
Dr. E. Dean Gage	Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000	Yes
Geoffrey M. Kolander	President and Chief Executive Officer of the Company	2020	No
Dr. Terry S. Maness	Dean at Baylor University’s Hankamer School of Business	2011	Yes
Dr. Robert B. Sloan, Jr.	President and Chief Executive Officer at Houston Baptist University	2007	Yes
Constance K. Weaver	Chief Executive Officer at Tracker Group, LLC	2018	No

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders to be held at the Company’s executive office at 14231 Tandem Blvd, Austin, Texas 78728 on Tuesday, June 2, 2020, at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock and Class B common stock (collectively, “Common Stock”) on April 23, 2020.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the matters listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Common Stock as of the close of business on April 8, 2020, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the record date is entitled to one vote for each share of Common Stock held by such shareholder on all matters coming before the Annual Meeting, regardless of class. Additionally, the voting rights of the Class A and Class B shareholders are equal in all respects, except that the Class B shareholder has the exclusive right to elect a simple majority of the Board, and the Class A shareholders have the exclusive right to elect the remaining directors.

On April 8, 2020, there were 49,341,062 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting, and 1,001,714 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce the alternative meeting arrangements, which may include changing the location of the meeting or holding a virtual meeting solely by means of remote communication online, as promptly as practicable. You are encouraged to monitor our investor relations website at https://www.citizensinc.com/investors-investor-information for updated information about the Annual Meeting.

CORPORATE GOVERNANCE

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE

The Board believes that a commitment to good corporate governance enhances shareholder value. To that end, the Company is committed to employing robust corporate governance practices to promote high standards of responsibility and ethics that define how we operate our business and earn a return for our shareholders.

The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Board and the Company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including board size and composition, director independence, director qualifications, executive and director compensation, succession planning and the roles of Board committees. The Board regularly reviews these guidelines and updates them as needed. A copy of the Corporate Governance Guidelines is available on our website at www.citizensinc.com.

The Board believes that its commitment to good governance is demonstrated by the following corporate governance practices, including:

•

Separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging our independent Chairman’s experience and perspectives in an oversight role.

•	Our Audit, Compensation and Executive Committees are composed of entirely independent directors.
•	We are committed to Board refreshment (six directors nominated since 2017).
•	Our directors are elected annually.
•	All of our directors attended 100% of Board meetings in 2019.
•	Our independent directors hold regularly scheduled executive sessions without management present.
•	We have annual Board and committee self-assessments.
•	Board oversight of risk is a cornerstone of our enterprise risk management program.
•	Our ethics program includes a Code of Business Conduct and Ethics for our directors, officers and employees, and regular one-on-one meetings with our employees to discuss ethics concerns.
•	We have an annual “say on pay” advisory vote.
•	We prohibit short sales, transactions in derivatives, hedging and pledging of our stock by our directors and officers.

Our Company is a “controlled company” under the New York Stock Exchange (“NYSE”) corporate governance listing standards (the “listing standards”) because more than 50% of the voting power for election of directors is held by an individual, group or another company. As a “controlled company,” we are exempt from certain corporate governance requirements listed in the NYSE listing standards. However, in an effort to establish more rigorous corporate governance practices than required under the NYSE’s listing standards, we have voluntarily complied with certain requirements, including having a majority of independent directors on our Board, and having a Compensation Committee comprised entirely of independent directors, none of which is required for controlled companies under the NYSE listing standards.

OUR CULTURE OF RESPONSIBILITY AND ETHICS

As part of our commitment to strong corporate governance practices, we maintain an active ethics program. Our ethics program is rooted in our seven core values:

Integrity	We will build trust through fair, honest and ethical relationships by adhering to a strong moral compass.

Perseverance	We will steadfastly pursue our mission despite obstacles, difficulties or delays in achieving success.

Excellence	We deliberately pursue high standards and are committed to achieving higher standards.

Selfless Service	We promote the assistance of others, not for personal gain, but for the enhancement of others.

Leadership	We identify and take ownership of our areas of influence; guiding, developing and mentoring others along the way.

Accountability	We are responsible for our actions and we accept the outcome of those actions.

Commitment	With dedication we pursue this mission, vision and core values to bring success to our employees, policyholders, shareholders, agents and associates.

Our Board, officers and employees are obligated to adhere to our core values. In that way, we can ensure that we continue to be good stewards of the investments in us by our shareholders, employees, policyholders and independent consultants. Our ethics program also includes periodic training on compliance topics for all employees, such as anti-money laundering training, and one-on-one meetings with our employees where they can communicate any compliance, ethics or compliance concerns (“Compliance Task Force Meetings”). Our Compliance Task Force Meetings take place with our Chief Compliance Officer and a member of our legal team and are generally held on a regular basis with select employees from different functions and groups at the Company. Notes from the Compliance Task Force Meetings are shared with the Chief Legal Officer and Chief Executive Officer and other key executive officers depending on the subject matter of the concern voiced. At each Compliance Task Force Meeting, we also reiterate our commitment to our core values to ensure that each employee is living up to them.

Our Board has adopted a Code of Business Conduct and Ethics (“Code”), which is available on our website at www.citizensinc.com. The Code provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code. Any amendment to the Code and any waiver applicable to Company’s directors or executive officers will be posted on our website within the time period required by the Securities and Exchange Commission (the “SEC”) and the NYSE.

BOARD LEADERSHIP STRUCTURE

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, and the Company’s overall corporate governance. The Board also believes that the separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus his time and energy on operating and managing the Company, while leveraging our Chairman’s experience and perspectives in an oversight role. The separation of roles also allows an effective balance between strong executive leadership and appropriate safeguards and oversight by the Chairman and other independent directors. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its shareholders. The Chairman is independent, and we do not have a lead director.

DIRECTOR INDEPENDENCE

The Board determines whether a director or nominee is “independent” in accordance with the NYSE requirements for independent directors. In order to be considered independent, other than in his or her capacity as a member of the Board or any board committee, a director may not accept any consulting, advisory or other compensation fees from the Company, and may not be an affiliated person of the Company or any subsidiary. In addition to compliance with NYSE independence requirements, the Board applies an additional independence standard that requires an affirmative determination that each independent director has no other material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

The Board has determined that all Board members and nominees, other than our President and Chief Executive Officer, Mr. Kolander, and Ms. Weaver, are independent as set forth under the NYSE independence requirements. Beginning in early 2020, the Company agreed to pay Tracker Group, LLC, a company of which Ms. Weaver serves as its Chief Executive Officer, $30,000 for shareholder related advisory services for fiscal year 2020. There were no relationships that existed in 2019 that were considered by the Board as part of the independence determinations.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s business affairs are conducted under the direction of the Board. The Board held five meetings during 2019, and all directors were present for 100% of the Board meetings. All directors were present for 100% of the meetings held by each committee of the Board on which such member served during 2019, with the exception of a director who could not attend one committee meeting due to a scheduling conflict. We encourage our directors to attend each annual meeting of shareholders, and in 2019 all our directors attended the annual meeting.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to five separately-designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee and the Executive Committee. The primary responsibilities of each of the committees are described below, together with the current membership and number of committee meetings held in 2019. Currently, three of our five standing board committees are composed entirely of independent directors. Other than the Executive Committee, each of the Board committees described below has a written charter. Copies of these charters are available on our website at www.citizensinc.com, or in print upon request from the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Audit Committee

Current members: Dr. Terry S. Maness (Chairman), Gerald W. Shields and Francis A. Keating II. Mr. Keating was appointed to the Audit Committee in March 2020, replacing Dr. Robert B. Sloan, Jr., who served on the Audit Committee during 2019.

Number of Meetings in 2019: 4

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•	the integrity of the Company’s financial statements and the financial reporting process;
•	the Company’s system of internal controls, including the internal audit function;
•	compliance with legal, regulatory and public disclosure requirements;
•	the Company’s independent registered public accounting firm (“Independent Auditor”), including its qualifications, independence and performance;
•	the Company’s enterprise risk management program; and
•	any related party transactions.

For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2019, see “Audit Committee Report” on page 12.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that Dr. Terry S. Maness (Chairman) qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Compensation Committee

Current members: Dr. Robert B. Sloan, Jr. (Chairman), Christopher W. Claus and Jerry D. Davis, Jr.

Number of meetings in 2019: 3

The Compensation Committee is responsible for:

•	approving and evaluating director and executive officer compensation, plans, policies and programs;
•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;
•	reviewing market data to assess the competitive position of the Company’s executive compensation;
•	retaining, in the committee’s sole discretion, a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation;
•	reviewing, discussing and refining the Compensation Discussion & Analysis for inclusion in the Company’s Proxy Statement;
•	evaluating the risks and rewards associated with the Company’s compensation policies and practices; and
•	attending to such other matters as are specifically delegated to the Compensation Committee by the Board from time to time.

For additional information about the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis” section beginning on page 25.

Nominating and Corporate Governance Committee

Current members: Dr. E. Dean Gage (Chairman), Francis A. Keating and Constance K. Weaver

Number of meetings in 2019: 3

The Nominating and Corporate Governance committee is responsible for:

•	identifying, recruiting and recommending candidates for the Board;
•	developing, recommending to the Board and assessing corporate governance policies for the Company;
•	overseeing the evaluation of the Board; and
•

apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders and the Company’s controlled-company status under NYSE listing standards.

Investment Committee

Current members: Christopher W. Claus (Chairman), Gerald W. Shields and Constance K. Weaver

Number of meetings in 2019: 4

The Investment Committee is responsible for assisting the Board in reviewing and overseeing the investment policies, objectives, strategies, portfolio, transactions and performance of the Company and its subsidiaries.

Executive Committee

Current members: Jerry D. Davis, Jr. (Chairman), Christopher W. Claus and Gerald W. Shields

Under the Company’s Third Amended and Restated Bylaws (the “Bylaws”), the Board may designate an Executive Committee to consist of a majority of independent directors with at least three but not more than five directors elected by both classes of Common Stock, one of whom must be the Chairman of the Board. The Executive Committee may exercise all authority of the Board in the management of the business and affairs of the Company, unless restricted by the Colorado Business Corporations Act, the Company’s Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) or Bylaws, or other applicable law. The Executive Committee approves Company actions by unanimous written consent of the members.

RISK OVERSIGHT

Effective risk oversight is an important priority for the Board. In carrying out this oversight, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management, including risks relating to information technology and cybersecurity. In accordance with this responsibility, the Audit Committee monitors the Company’s significant business risks, including risks related to market conditions, liquidity and capital requirements, catastrophes, investments, liquidity, technology and legal and regulatory, and reviews the steps management has taken to monitor and control these exposures. The Audit Committee also meets at least quarterly with our Independent Auditor, our internal auditor and our Chief

Financial Officer and receives a comprehensive financial report discussing the Company’s risk exposures and the processes in place to monitor and control such exposures.

The Audit Committee is assisted in its risk oversight duties by senior management, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer. Senior management is responsible for risk management across a wide range of areas and functions and reports regularly to the Audit Committee, which itself reports regularly to the Board.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, the other Board committees also consider risks within their areas of responsibility and apprise the Board of significant risks and management’s response to those risks. For example, the Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Although risk oversight is conducted primarily through committees of the Board, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports from each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

BOARD AND COMMITTEE PERFORMANCE SELF-ASSESSMENTS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) during the Company’s last fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the year was, a director, nominee for director or an executive officer of the Company;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

•

any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or more than 5% beneficial owner of the Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:

•

Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related person or affiliate transactions or changes to previously identified related party transactions be reported;

•

Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens, Inc. holding company structure) and, if deemed to be affiliated transactions, those transactions are evaluated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction; and

•

Each director and executive officer completes an annual questionnaire that identifies any related person transactions. These forms are reviewed by the Board at the following board meeting. Company officers who provide certifications for quarterly and annual SEC reporting also review them.

All related persons transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.

When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company is not aware of any transaction, or series of transactions, since January 1, 2019, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

SUCCESSION PLANNING

The Board’s leadership structure includes an independent non-executive Chairman role. The Board believes our overall corporate governance measures help ensure that strong, independent directors continue to effectively oversee our management and key issues related to strategy, risk and integrity; executive compensation; CEO evaluation; and succession planning.

Our Board oversees management succession planning and executive talent development. At all four of the regularly scheduled Board meetings, the Board reviews and discusses with management the CEO succession plan and the succession plans for key positions at the senior officer level across the Company. The Board reviews potential internal C-Level executive candidates with our CEO, including the qualifications, experience, and development priorities for these individuals. These discussions are led by the CEO, with periodic assistance from firms with talent assessment expertise. These discussions include critical leadership competencies, talent assessment, short and long-term development potential of executives, the pool of external talent, and diversity. The Board also evaluates succession and development plans in the context of our overall business strategy and culture. Potential leaders are visible to Board members through formal business strategy presentations and informal events to allow Directors to personally assess candidates. In 2019, we followed this process when implementing succession plans for certain recent executive officer changes.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Grant G. Teaff (Chairman), Jerry D. Davis, Jr., Francis A. Keating II and Constance K. Weaver were members of the Compensation Committee during 2019. Constance K. Weaver was appointed to the Compensation Committee on June 4, 2019 and departed from the Compensation Committee on April 1, 2020. Mr. Teaff departed from the Compensation Committee on February 11, 2020, following his retirement from the Board. Mr. Keating departed from the Compensation Committee on March 10, 2020. Mr. Davis departed from the Compensation Committee on March 10, 2020 and was subsequently appointed to the Compensation Committee on April 1, 2020. Dr. Robert B. Sloan, Jr. was appointed to the Compensation Committee on March 10, 2020 and appointed Chairman on April 1, 2020. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2019.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, TX 78714-9151.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

AUDIT MATTERS

AUDIT COMMITTEE AND MEETINGS

The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated Dr. Terry S. Maness (Chairman) as “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the financial results. Following a report by the internal auditors, representatives of the Independent Auditor are invited into the meeting to present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITIES AND 2019 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, the financial reporting process and the system of internal controls, including the internal audit function. The Audit Committee oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2019, among other things, the Audit Committee:

•	Reviewed the Company’s quarterly and annual results;
•	Reviewed the activities and findings of the Company’s internal audit function;
•	Reviewed the findings of the Company’s Internal Control Task Force;
•	Actively engaged executive management on improvements to the Company’s internal control environment;
•	Actively engaged the Chief Information Security Officer on security and cybersecurity matters;
•	Reviewed the Audit Committee charter;
•	Performed a self-assessment; and
•	Met independently with the Independent Auditor.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

In determining each year whether to reappoint the Independent Auditor or engage another firm, the Audit Committee considers, among other things:

•	the historical and recent performance of the Independent Auditor on the Company’s audit;
•	external data relating to the performance of the Independent Auditor, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on the Independent Auditor and its peer firms;
•	the firm’s tenure as the Independent Auditor and its familiarity with the Company’s operations;
•	the firm’s capability and expertise in handling the complexity of the Company’s operations;
•	the independence of the Independent Auditor; and
•	the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Auditor for the year ending December 31, 2019. Deloitte has served as the Company’s Independent Auditor since 2017.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function and annual independent audit. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.

Management is responsible for preparing our financial statements and the Independent Auditor is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.

The Audit Committee has discussed with Deloitte, our Independent Auditor for our financial statements, those matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Independent Auditor provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Auditor its independence.

The Committee has discussed with the Independent Auditor its evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the Independent Auditor, the Audit Committee recommended to the Board and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Principal Accountant Fees and Services

During 2019 and 2018, the following fees were billed to us by Deloitte:

AUDIT FEES*	2019	2018
Audit Fees	$1,865,311	$2,974,576
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,865,311	$2,974,576

*The amount of the audit fees and charges billed in 2018 is unusually large by virtue of the previously disclosed failure of information technology general controls and material weaknesses, which did not allow for an audit approach contemplating reliance on the Company’s internal controls over financial reporting.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

To help assure independence of the Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2019 and 2018, 100% were approved by the Audit Committee.

AUDIT COMMITTEE

Dr. Terry S. Maness (Chairman)

Gerald W. Shields

Francis A. Keating II (appointed March 2020)

Dr. Robert B. Sloan, Jr. (served during 2019 until March 2020)

DIRECTORS

DIRECTORS

The Company’s Board consists of a diverse group of leaders in their respective fields. Most of our directors have senior leadership experience at other companies or academic institutions. In these positions, they have gained broad management experience, including strategic planning, branding, investor communications, compliance, risk management, and leadership development. In addition, some of our directors have experience serving as executive officers, or on boards of directors, of public or private companies and academic institutions, and bring unique perspectives to the Board.

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experience of our directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company’s evolving needs and represent the best interests of the Company’s shareholders.

When identifying and evaluating nominees for election to the Board, our Nominating and Corporate Governance Committee looks for individuals who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. At a minimum, an individual nominated as a director for consideration by the Board should possess personal and professional integrity, sound judgment and forthrightness. While our Board does not have an express policy with regard to the consideration of diversity in identifying director nominees, the Board discusses and promotes efforts to enhance diversity in its Board composition, including the effort by the Nominating and Corporate Governance Committee to recruit a female director to the Board in 2018 and current Board refreshment discussions that prioritize diversity in Board candidate recruitment and selection. The Board views diversity in the context of the following factors: age, race, gender and ethnicity, geographic knowledge, industry experience, board tenure and culture. Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a Class A director position, which candidates must satisfy the same criteria as those selected by the Nominating and Corporate Governance Committee. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals.

The Company is focused on active board refreshment and continually evaluates the composition of the Board to ensure that it has the right balance of skills, experience, perspective, and rigorous oversight through independent judgment. By developing and following a succession plan that was adopted in 2019, the Board will evaluate the depth and diversity of experience of our Board, expand and replace key skills and experiences to develop our strategies, and maintain a balanced mix of tenures. Since the beginning of 2017, the Board has added six highly experienced directors who collectively bring significant financial, insurance, technology, legal and marketing experience to the Board.

In connection with the Company’s efforts to continually refresh the Board, Mr. Teaff retired from the Board effective February 11, 2020, after serving on the Board for 16 years. Following his retirement, Mr. Teaff continues to serve on the Board as an emeritus director and has a standing invitation to attend meetings of the Board and its committees as a non-voting observer. Mr. Teaff’s continued service as an emeritus director will count towards service on the Board for the vesting of his RSUs on June 4, 2020 (the anniversary of the grant date), and Mr. Teaff will continue to receive his prorated cash retainer until the expiration of his term as emeritus director at the Annual Meeting. To fill the vacancy created by Mr. Teaff’s retirement, effective February 11, 2020, Mr. Kolander was unanimously appointed as a Class B director by the then-serving Class B directors, in accordance with the Colorado Business Corporation Act and the Company’s Bylaws. Mr. Kolander’s appointment was recommended by the Nominating and Corporate Governance Committee.

NOMINEES FOR ELECTION

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors. All of the nine nominees currently serve on the Board.

Four of the nine nominees will be elected by the Class A shareholders, and five of the nine nominees will be elected by the Class B shareholders. The Company currently has one Class B shareholder, the Harold E. Riley Trust. See the section entitled “Control of the Company and Share Ownership—Controlling Shareholder” below on page 20 for an additional discussion of our controlling shareholder.

Nominees for Election by Class A Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Christopher W. Claus	59	Retired financial and investment executive	2017
Jerry D. Davis, Jr.	70	Chairman of the Board; Retired life insurance company CEO and Chairman	2017
Francis A. Keating II	76	Former Partner at Holland & Knight LLP; Former Governor of Oklahoma; Former President and CEO, American Council of Life Insurers; Former President and CEO, American Bankers Association	2017
Gerald W. Shields	62	Vice-Chairman of the Board; Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017

The biographies of each Class A director nominee are listed below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Christopher W. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006. Mr. Claus currently serves on the Company’s Compensation Committee and Executive Committee and chairs the Investment Committee. He also concurrently serves as Lead Director and a member of the Audit Committee of TrueCar, Inc. (a public digital automotive market platform company) and has held those positions since April 2014. He also serves on the board of directors of Square Mile Capital, a registered investment advisor, and has held that position since December 2014.

Mr. Claus is an experienced executive with insurance and asset management expertise critical to the success of our Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management. Further, having served as President of USAA’s Investment Management Company, Mr. Claus strengthens the Board’s oversight function of our executive team’s strategic initiatives.

Jerry D. Davis, Jr. has had a 43-year insurance career with National Farm Life Insurance Company (“NFLIC”) and currently serves as chairman of the board of NFLIC. During his career, Mr. Davis served as President, Chief Executive Officer from 2004 to January 2016, having begun his career with NFLIC as the Mortgage Loan officer in 1977 and becoming Senior Vice President and Chief Investment Officer in 1981. Mr. Davis has served on the board of NFLIC since 2004. Mr. Davis serves on the Company’s Compensation Committee and Executive Committee and is the Chairman of the Board. Mr. Davis was appointed Chairman of the Board in February 2020.

Mr. Davis is a seasoned and proven life insurance executive, having served at the highest levels of executive management and on the board of directors of a respected life insurance company. He brings our Board life insurance expertise. Specifically, his 43-year career in the life insurance industry brings our Board experience with state insurance regulators and auditors. Mr. Davis’ industry background further strengthens the Investment Committee’s oversight of the Company’s assets under management.

Francis Anthony Keating II is a consultant and investor. Mr. Keating served as a partner at Holland & Knight, a law firm, from February 2016 to December 2018. He served as President and Chief Executive Officer of the American Bankers Association from 2011 to 2016, and President and Chief Executive Officer of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry, from 2003 to 2011. He served as the Governor of Oklahoma from 1995 to 2003.

Mr. Keating has held significant leadership positions in both the public and private sectors, which make him a valuable addition to our Board. In addition to serving as the Governor of Oklahoma, his impressive career included serving as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (“HUD”) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting insurance, banking, and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Mr. Keating’s current board service includes BancFirst Corporation, a publicly held financial holding company, since March 2016, Hall Capital Commercial Real Estate, a privately held real estate investment firm, since March 2016, Insurance Care Direct, a privately held Florida-based health and life insurance agency, since June 2019 and Global Holdings, LLC, a privately held Tulsa-based payment processing provider, since December 2018. He also served on the board of Stewart Title Company, a wholly-owned subsidiary of Stewart Information Services Corp., a publicly held title insurance and real estate services company, from 2006 to January 2017, where he chaired the Nominations and Corporate Governance Committee, and Chesapeake Energy Corporation, a publicly held energy company, from 2003 to 2014. Mr. Keating currently serves on the Company’s Audit Committee and Nominating and Corporate Governance Committee.

Mr. Keating’s impressive legal and public service career further strengthens our Board’s governance and oversight function. Further, his background as Chief Executive Officer of the American Council of Life Insurers, the preeminent advocacy group for life insurance companies, brings life insurance industry experience and connections to our Board. Mr. Keating’s life insurance industry contacts are critical for our Nominating and Governance Committee as the Company pursues its board diversity initiative.

Gerald W. Shields, FLMI, is a Director of IT Practice at Robert E. Nolan Company, Inc. and has served in that role since 2011. Mr. Shields recently served as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018. Previously, Mr. Shields served as Senior Vice President and Chief Information Officer at American Family Life Assurance Company of New York from 2002 to 2011.

Mr. Shields has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award. Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as the Company advances its strategic technology objectives. Mr. Shields recently completed the Cyber Security Oversight Certificate from Carnegie Mellon Institute.

Mr. Shields served on the board of trustees for Shorter University from 2008 to 2015. He currently serves on the Company’s Audit Committee, Executive Committee and Investment Committee and is the Vice-Chairman of the Board. Mr. Shields was appointed Vice-Chairman in February 2020.

Mr. Shields is a seasoned life insurance executive who brings life insurance and information technology experience to our Board. Mr. Shields provides expertise to the Audit Committee, of which he is a member, as it engages on enterprise risk management and cybersecurity matters specific to the Company.

Nominees for Election by Class B Shareholder

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Dr. E. Dean Gage	77	Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000
Geoffrey M. Kolander	44	President and Chief Executive Officer of the Company	2020
Dr. Terry S. Maness	71	Dean at Baylor University’s Hankamer School of Business	2011
Dr. Robert B. Sloan, Jr.	71	President and Chief Executive Officer at Houston Baptist University	2007
Constance K. Weaver	67	Chief Executive Officer at Tracker Group, LLC	2018

Dr. E. Dean Gage is a retired Texas A&M University executive. Prior to his retirement in 2009, Dr. Gage held various executive roles at Texas A&M University, including serving as Executive Director and Bridges Endowed Chair at the Center for Executive Leadership from 2001 to 2009, Executive Director of Center for Executive Leadership at Mays School of Business from 1994 to 1996, President from 1993 to 1994, and Executive Vice President and Provost from 1989 to 1993. Dr. Gage also served as President of Men’s Leadership Ministries in Dallas, Texas, from 1996 to 2001. Dr. Gage currently chairs the Company’s Nominating and Corporate Governance Committee. Dr. Gage served as the Company’s Vice-Chairman of the Board from June 2016 to February 2020.

Dr. Gage has substantial executive leadership expertise stemming from his executive roles at one of the largest public universities in America. Dr. Gage’s extensive background in education, finance, management and administration provides our Board with leadership and consensus building skills on a variety of matters, including governance, strategic planning and executive decision making.

Geoffrey M. Kolander joined the Company in 2006 and has served as Chief Executive Officer of the Company since November 2016. In September 2017, Mr. Kolander was also appointed to the role of President. Prior to serving as Chief Executive Officer, Mr. Kolander was Chief Legal Officer and Corporate Strategy Officer. Mr. Kolander served as a Director from 2007 to 2008. He is currently receiving his executive Master of Business Administration at Northwestern University’s Kellogg School of Business. Early in his legal career Mr. Kolander was named a Texas Super Lawyer Rising Star by Law & Politics and Texas Monthly and is a licensed attorney in Colorado, New York and Texas. Mr. Kolander is a published author for West Publishing Company’s “Inside the Minds” Series of books titled “Understanding the Legal Needs of Insurance Companies.” His 2008 publication is titled: “Managing Risk for Publicly Traded Insurance Companies.” Mr. Kolander was elected to the Board in February 2020.

Mr. Kolander brings to our Board executive leadership experience in the insurance industry, analytical legal skills, a valuable and insightful perspective on the dynamics and history that bear upon the Company’s operations, and deep knowledge of and relationships with the Company’s customers and collaborators.

Dr. Terry S. Maness has served as Dean at Baylor University’s Hankamer School of Business since 1997. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned such company since 1989. Dr. Maness currently chairs the Company’s Audit Committee.

Dr. Maness’ background as Dean of one of America’s leading business schools brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Dr. Maness currently serves on several non-public boards, including Baylor Scott & White-Hillcrest since 2009, Brazos Higher Education Service Corp since 2009, Extraco Bank since 2007, Scott & White Health Plan Board since 2016 and Baylor Scott & White Central Texas Operating Board since 2019. Dr. Gage formerly served on the Board of AACSB International from 2016 to 2019.

Dr. Robert B. Sloan, Jr. has served as President and Chief Executive Officer at Houston Baptist University since 2006. Previously, Dr. Sloan served as Chancellor at Baylor University from 2005 to 2006 and President and Chief Executive Officer at Baylor University from 1995 to 2005. While at Baylor, Dr. Sloan was selected by his peers in the Big 12 Athletic Conference as chairman of the National College Athletic Association (NCAA) Board of Directors, and also convened and was asked to serve as chair of the “Group of Six”, a gathering of presidents of the big six athletic conferences. Dr. Sloan was also involved in an ex officio capacity on investment committees both at the foundation level and at the trustee level for the universities that he served. Dr. Sloan currently chairs the Company’s Compensation Committee. Dr. Sloan served as the Company’s Chairman of the Board from June 2016 to February 2020.

Dr. Sloan has served as Chief Executive Officer of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

Constance K. Weaver has served as Co-founder and Chief Executive Officer of Tracker Group LLC since 2017. Previously, Ms. Weaver served as Senior Executive Vice President, Chief Marketing & Communications Officer at TIAA (formerly TIAA-CREF) from 2010 to 2017, Senior Vice President, Chief Marketing & Communications Officer at Hartford Financial Services Group, Inc. from 2008 to 2010, Executive Vice President, Chief Marketing Officer at BearingPoint, Inc. from 2006 to 2008, Executive Vice President, Marketing, Public Relations & Brand at AT&T Corporation from 2002 to 2006, and Vice President of Investor Relations at AT&T Corporation from 1996 to 2002. Ms. Weaver served as a director of Westchester Group Investment Management Holding Company, a registered investment company, from 2015 to 2017 and Primark Corporation, a public company, from 1994 to 2000 prior to its sale. Ms. Weaver currently serves on the Nominating and Corporate Governance Committee and Investment Committee.

In addition to the executive positions and board position listed above, Ms. Weaver’s career includes numerous engagements, memberships and committee chairs on the board of a variety of public and private companies, providing her with substantial experience in both executive and board leadership. Ms. Weaver currently serves on the board of Waddell & Reed Financial, Inc., a publicly listed management and financial planning company and other private companies, including Make a Wish America, National Council on Aging, CT Public TV and American Red Cross. Ms. Weaver formerly served on the board of University of CT Foundation and Bushnell Center for the Performing Arts.

Ms. Weaver’s extensive background in marketing, communications, branding and investor relations and experience in financial services and insurance industries provide our Board with leadership and consensus building skills on a variety of matters vital to the Company, including customer experience and strategy, branding, digital and analytic strategies, product development, crisis and investor communications and executive decision making within the context of a highly regulated industries.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned or paid during 2019 to the directors who served on the Board in 2019. None of the directors who served on the Board in 2019 were Company employees (“non-employee directors”).

DIRECTOR	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	TOTAL ($)
Christopher W. Claus	115,000	10,503	–	125,503
Jerry D. Davis, Jr.	105,000	10,503	–	115,503
Dr. E. Dean Gage	125,000	10,503	–	135,503
Francis A. Keating	105,000	10,503	–	115,503
Dr. Terry S. Maness	115,000	10,503	–	125,503
Gerald W. Shields	105,000	10,503	–	115,503
Dr. Robert B. Sloan, Jr.	115,000	10,503	–	125,503
Grant G. Teaff (2)	115,000	10,503	–	125,503
Constance K. Weaver	105,000	20,650	–	125,650

(1)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of restricted stock units (“RSUs”) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K.

Ms. Weaver received an award of 1,460 RSUs on March 5, 2019 to recognize her for her contribution to the Board in 2018 and each non-employee director (including Ms. Weaver) received an award of 1,556 RSUs on June 4, 2019.

As of December 31, 2019, each non-employee director held 1,556 RSUs.

(2)

Mr. Teaff retired from the Board on February 11, 2020. Following his retirement, Mr. Teaff continues to serve on the Board as an emeritus director and has a standing invitation to attend meetings of the Board and its committees as a non-voting observer. Mr. Teaff’s continued service as an emeritus director will count towards service on the Board for the vesting of his RSUs on June 4, 2020 (the anniversary of the grant date), and Mr. Teaff will continue to receive his prorated cash retainer until the expiration of his term as emeritus director at the Annual Meeting

Narrative to the Director Compensation Table

The Compensation Committee is responsible for the review of each element of and the total compensation of our non-employee directors. As part of this process, the Compensation Committee is authorized to engage a compensation consultant in connection with its review and analysis. The Board determines the form and amount of director compensation after reviewing the Compensation Committee’s recommendation. The Compensation Committee did not make any recommendations to the director compensation program for 2019 and no changes were made for 2019.

Non-employee directors receive an annual cash retainer of $105,000 (prorated for time served during the year), plus an educational reimbursement allotment not to exceed $5,000 per calendar year. Directors serving as Chairman or Vice Chairman of the Board, and Directors serving as Chairman of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee receive an additional $10,000 in compensation to recognize their Board leadership roles and additional responsibilities. Directors do not receive fees for attending Board or Committee meetings.

A portion of each non-employee director’s annual retainer is in the form of equity awards. Under the Citizens, Inc. Omnibus Incentive Plan, non-employee directors are granted RSUs on the date of each annual meeting of shareholders (each, an “Annual Director Award”). Each non-employee director received an Annual Director Award of

1,556 RSUs on June 4, 2019. Such Annual Director Awards vest on the anniversary of the grant date, subject to continued service on the Board through the vesting date. The number of RSUs subject to each Annual Director Award was determined by dividing $10,500 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. Upon vesting, each RSU will equal one share of Class A common stock.

Ms. Weaver was appointed to the Board on June 5, 2018, subsequent to February 15, 2018, the date that the other directors who served on the Board in 2018 were granted their initial grant of RSUs. To recognize Ms. Weaver’s contributions to the Board in 2018, the Board, following the recommendation of the Compensation Committee, approved an off-cycle award to Ms. Weaver of 1,460 RSUs on March 5, 2019. This award represented the same number of RSUs issued to the other non-employee directors on February 15, 2018. The RSUs vested immediately upon grant.

No other compensation was paid to our non-employee directors.

CONTROL OF THE COMPANY AND SHARE OWNERSHIP

CONTROLLING SHAREHOLDER

The Harold E. Riley Trust (“Trust”) is the beneficial owner of 100% of the Company’s Class B common stock, consisting of 1,001,714 shares (the “Class B Shares”), of which Rick Riley serves as trustee. The Company’s Class A and Class B common stock are identical in all respects, except the Class B common stock elects a simple majority of the Board and receives one-half of any cash dividends paid, on a per share basis, to the Class A common stock shares. The Class A common stock elects the remainder of the Board.

The Trust documents provided that upon Mr. Harold E. Riley’s death on September 21, 2017, the Class B shares were to be transferred from the Trust to the Harold E. Riley Foundation, a charitable organization established under section 501(c)(3) of the Internal Revenue Code (the “Foundation”). The Foundation is organized as a public support charity for the benefit of its charitable beneficiaries, Baylor University and Southwestern Baptist Theological Seminary, and is governed by a board of trustees.

The transfer of shares of the Class B common stock from the Trust to the Foundation requires prior regulatory approval from the Colorado Division of Insurance, the Texas Department of Insurance, the Louisiana Department of Insurance and the Mississippi Department of Insurance. As of the date of this Proxy Statement, such state departments of insurance have yet to approve the transfer of control of the shares of the Class B common stock from the Trust to the Foundation as an “ultimate control party,” as required under applicable state insurance regulatory provisions. Mr. Riley’s estate and the Foundation are proceeding independent of the Company to obtain these approvals. Accordingly, until the relevant approvals have been obtained, the Trust, of which Rick Riley’s serves as trustee, remains the record holder of 100% of the Class B Shares described above, and therefore controls our Company. The Company does not know if or when regulatory approvals of the transfer ultimately will be granted. If such approvals are obtained from the state departments of insurance listed above, the Company will record the transfer of the Class B Shares from the Trust to the Foundation in the Company’s shareholder records. Therefore, at that time, there will be a change in control of the Company, and the Foundation will control our Company.

As of April 8, 2020, the record date, all 1,001,714 shares of the Class B common stock are held by the Trust.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 8, 2020, on the beneficial ownership of the Common Stock by (1) each of our directors and nominees, (2) each of the named executive officers and (3) all of our directors and executive officers as a group. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them. The address for each person listed below is Citizens, Inc., 14231 Tandem Blvd, Austin, Texas 78728.

NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Christopher W. Claus	1,460 Class A	*
Jerry D. Davis, Jr.	1,460 Class A	*
Dr. E. Dean Gage	3,239 Class A	*
Francis A. Keating II	1,460 Class A	*
Geoffrey M. Kolander	148,014 Class A	*
Dr. Terry S. Maness	1,460 Class A	*
Gerald W. Shields	1,460 Class A	*
Dr. Robert B. Sloan, Jr.	32,040 Class A	*
Constance K. Weaver	1,460 Class A	*
Other Named Executive Officers
Jeffery P. Conklin	15,646 Class A	*
Kay E. Osbourn	-0- Class A	*
James A. Eliasberg	13,052 Class A	*
Robert M. Mauldin III	19,418 Class A	*
Amanda L. Crews	-0- Class A	*
Directors and executive officers as a group
(16 individuals)	240,332 Class A	*

*	Less than one percent (1%).

(1)	Based on 49,341,062 shares of Class A common stock outstanding as of April 8, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 8, 2020, with respect to the number of shares of our Common Stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Common Stock.

NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENT OF CLASS (1)

Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder)

c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue

18 and 51 Street, Panama 5,

Republic of Panama

	4,121,765 Class A	8.4% (2)
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,612,244 Class A	7.3% (3)
Harold E. Riley Trust, c/o Rick D. Riley, 5602 Painted Valley Dr., Austin, TX 78759	1,001,714 Class B	100%

(1)

Based on 49,341,062 shares of Class A common stock and 1,001,714 shares of Class B common stock outstanding as of April 8, 2020, as applicable. The ownership percentages set forth in this column are based on the assumption that each of the beneficial owners continued to own the number of shares reflected in the table above on April 8, 2020.

(2)

The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, the “reporting persons”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. The reported persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock. GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), each of which serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

(3)

The information is based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 5, 2020, reporting beneficial ownership as of December 31, 2019. Blackrock, Inc. reported that it has sole voting power with respect to 3,490,586 shares of Class A common stock, sole dispositive power with respect to 3,612,244 shares of Class A common stock and no shared voting or dispositive power.

EXECUTIVE OFFICERS

The following table sets forth certain biographical information concerning the executive officers of the Company as of the date hereof. The executive officers are elected annually by the Board at the first meeting of the Board following each annual meeting of shareholders.

NAME	AGE	POSITION
Geoffrey M. Kolander (1)	44	President and Chief Executive Officer of the Company
Jeffery P. Conklin (2)	50	Vice President, Chief Financial Officer and Treasurer of the Company
James A. Eliasberg (3)	62	Vice President, Chief Legal Officer and Corporate Secretary of the Company
Robert M. Mauldin III (4)	59	Vice President, Chief Marketing Officer of the Company
Chad M. Mellon (5)	53	Vice President, Chief Information Officer of the Company
Harvey J. L. Waite (6)	60	Vice President, Chief Actuary of the Company

(1)	Mr. Kolander’s biographical information is described under the section titled “Directors—Nominees for Election—Nominees for Election by Class B Shareholders.”

(2)

Jeffery P. Conklin joined the Company in May 2017 and has served as Vice President, Chief Financial Officer since September 20, 2019. Mr. Conklin has also served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017, and Chief Investment Officer since March 2019. Prior to assuming his current positions, Mr. Conklin served as Interim Chief Financial Officer from March 2019 to September 20, 2019, and Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.

(3)

James A. Eliasberg has served as Vice President, Chief Legal Officer and Corporate Secretary of the Company since joining the Company in February 2018. Mr. Eliasberg came to the Company with business, transactional and corporate expertise, having divided his career between private and in-house legal practice. Prior to joining the Company, Mr. Eliasberg served as Of Counsel at Reed & Scardino LLP from August 2015 to June 2017 and as a solo practitioner from 2014 to February 2018. Prior to that, Mr. Eliasberg served in general counsel roles at various companies, including serving as Vice President, General Counsel and Secretary at Golfsmith International Holdings Inc. from 2010 to 2014, General Counsel at WSNet from 2000 to 2002, Deputy General Counsel at Wayport, Inc. from 1999 to 2000 and Senior Vice President and General Counsel at Taco Cabana from 1991 to 1998. Mr. Eliasberg is licensed to practice law in Texas and California.

(4)

Robert M. Mauldin III has served as Vice President, Chief Marketing Officer of the Company since joining the Company in July 2017. Mr. Mauldin came to the Company with over 25 years of experience in marketing, product management and innovation and implementing numerous industry-first initiatives that continue to shape the financial services industry today. Prior to joining the Company, Mr. Mauldin served as Senior Vice President, Operations at USI Inc. from September 2015 to July 2017 and Senior Vice President, Marketing at Bank of America from 1992 to September 2015. Mr. Mauldin brings expertise in project management, change management, process improvement, strategic planning and innovation to the Company.

(5)

Chad M. Mellon has served as Vice President, Chief Information Officer of the Company since April 2020. Prior to assuming his current position, Mr. Mellon served as Director of Information Technology since joining the Company in September 2018. Prior to joining the Company, Mr. Mellon served as Director of Information Technology at D&S Community Services from March 2015 to September 2018 and Director of Corporate Information Technology at Q2ebanking from January 2014 to March 2015. Mr. Mellon brings expertise in digital transformation, cloud computing, development operations and security to the Company.

(6)

Harvey J. L. Waite has served as Vice President, Chief Actuary of the Company since April 2020. Prior to assuming his current position, Mr. Waite served as Interim Chief Actuary from August 2018 to April 2020 and Pricing Actuary Consultant from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary. Mr. Waite is owner of Waite Actuarial Consulting LLC, a company specializing in providing actuarial consulting services to life and health insurance companies and has owned such company since 2017.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation of our named executive officers (“Named Executive Officers”) for 2019, and the compensation philosophy and objectives on which it is based. Our Named Executive Officers for 2019 are identified below:

•	Geoffrey M. Kolander, President and Chief Executive Officer
•	Jeffery P. Conklin, Vice President, Chief Financial Officer and Treasurer
•	James A. Eliasberg, Vice President, Chief Legal Officer and Corporate Secretary
•	Robert M. Mauldin III, Vice President, Chief Marketing Officer
•	Kay E. Osbourn, Former Executive Vice President, Chief Financial Officer (1)
•	Amanda L. Crews, Former Vice President, Operations (2)

(1)

Ms. Osbourn’s term as an executive officer of the Company ceased on March 27, 2019 when she changed her role from Executive Vice President, Chief Financial Officer to Head of Financial Reporting, a non-executive officer role. Ms. Osbourn’s employment with the Company was terminated on April 11, 2019.

(2)	Ms. Crews resigned from her position with the Company on November 27, 2019.

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate our high-performing executive officers to achieve operational excellence and long-term business strategies and goals. We are guided by the following philosophy and objectives:

•

Compensation should be competitive. Our total compensation, especially our base salaries, annual incentive bonus opportunities and long-term equity incentives, should be competitive with our peer companies to enable us to attract and retain the best executive talent possible. Executive compensation is generally targeted to the median of our peer companies, both by component of executive compensation and in total.

•

Compensation should be tied to performance. Our executive compensation program should be aligned with our short- and long-term business strategies and incentives. Annual incentive bonus opportunities and equity grants in the form of restricted stock units (“RSUs”) are evaluated annually based on achievement of milestones and strategic objectives against which the performance of our executive officers is measured.

•

Emphasis on long-term equity incentives. Our executive compensation program emphasizes long-term shareholder value creation by using RSUs that vest over multiple years. The emphasis on long-term RSU awards generates a retention incentive, encourages our executive officers to focus on the Company’s long-term performance and success, and aligns executive compensation with the interests of our shareholders.

Our compensation program continues to evolve to remain competitive among our peer companies and to align our executive officers’ financial interests with our shareholders. In recent years, the Compensation Committee has implemented a comprehensive overhaul of our executive compensation program. Among other changes, we introduced incentive-based and equity compensation for the first time in 2017, following our engagement of an independent compensation consultant in 2016 to provide independent and objective guidance on how our executive compensation program compared to market practice. In 2017, the Compensation Committee approved incentive-based bonuses as a component of our executive compensation program. At our 2017 Annual Meeting of Shareholders, our shareholders approved the Citizens, Inc. Omnibus Incentive Plan (the “Incentive Plan”), now an important component of our compensation program. Under the Incentive Plan, the Compensation Committee may award equity compensation to our executive officers, directors or employees, which the Company believes will help recognize the contributions made to the Company by award recipients, incentivize them to devote themselves to the future success of the Company, and improve the Company’s ability to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend. The Compensation Committee made an initial grant of RSUs to certain executive officers and officers in February 2018.

Our Compensation Practices

Executive Compensation Policies and Practices. We have adopted the following compensation policies and practices to help achieve our compensation philosophy and objectives:

Prohibition on hedging, pledging and short sales	We prohibit short sales, transaction in derivatives, hedging and pledging of our securities by our Named Executive Officers

Pay for Performance	A substantial portion of compensation for our Named Executive Officers is performance-based and aligned with shareholders through an annual incentive cash bonus and equity grants.

No pension or other special benefits	We do not provide pensions or supplemental executive retirement, health, or insurance benefits

Limited perquisites	We provided limited perquisites to our Named Executive Officers

Independent Compensation Committee	Our Compensation Committee is comprised of 100% independent members

Annual compensation risk assessment	The Compensation Committee conducts an annual risk assessment of our compensation program

Independent compensation consultant	The Compensation Committee has directly retained an independent compensation consultant

Limited use of employment agreements	Our sole employment agreement is with our CEO

Compensation Process

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation. Each year, the Compensation Committee reviews a competitive analysis and assessment of our executive compensation and approves executive compensation based on this review. The Compensation Committee’s decisions with respect to our executive officers’ compensation are reviewed and approved by the independent members of the Board as a group. The Compensation Committee may form and delegate authority to subcommittees.

The Role of the Compensation Consultant. Under its charter, the Compensation Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. In November 2018, the Compensation Committee engaged a new independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide an independent perspective on the executive compensation program for 2019. Pearl Meyer provided the Compensation Committee with objective guidance on executive compensation and how our executive compensation program compares to other companies’ executive compensation programs. Pearl Meyer also provided research, data analyses, appropriate market reference points, and design expertise in further refining the compensation program for our executive officers. The Compensation Committee conducted an assessment of the independence of Pearl Meyer pursuant to SEC rules and, following that assessment, concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee.

The Role of the Chief Executive Officer. At the Compensation Committee’s request, Geoffrey Kolander, our President and Chief Executive Officer, provides input regarding the performance and appropriate compensation of the other Named Executive Officers. The Compensation Committee considers Mr. Kolander’s evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions. Mr. Kolander is not present during voting or deliberations by the Compensation Committee regarding his own compensation.

The Role of Peer Companies and Benchmarking. As part of its compensation review, the Compensation Committee assesses the competitiveness of the Company’s executive compensation program using compensation benchmarking data sources compiled by its compensation consultant, Pearl Meyer, and a peer group of comparable public companies (collectively, the “Peer Group”). The Peer Group may differ from peer groups used by shareholder advisory firms. The Peer Group, which may be modified from time to time, consists of U.S. based publicly traded companies that are generally comparable to the Company in size, financial profile and scope of operations and, in certain cases, against which we may compete for executive talent.

Specifically, the compensation data compiled by Pearl Meyer to benchmark our executive pay consisted of publicly disclosed Peer Group data and a combination of financial services industry surveys and survey sources which include financial services and insurance companies, many with international exposure. Pearl Meyer trended the compensation benchmarking data, using an average annual aging factor of approximately 3%, which reflects the current compensation trend from the effective date of proxy statement and compensation surveys. The most recent fiscal year of proxy statement data was analyzed for each of the 12 companies in the Peer Group (that remain unchanged from 2018 and 2019). The named executive officers at each company in the Peer Group were evaluated for suitability as matches to the Company’s executives. Pearl Meyer summarized Peer Group proxy statement data with relevant statistics (i.e., median, 25th and 75th percentiles). Where appropriate median assets data existed, tabular survey data was used based on the Company’s approximate total assets of $2 billion. Where applicable, survey data was regressed based on the Company’s annual revenues of approximately $300 million. Pearl Meyer and the Compensation Committee utilized interpolation and regression, which are considered reliable methods for compiling compensation data and are standard methodologies used for analyzing executive pay.

The Compensation Committee reviews and analyzes the Peer Group for reasonableness and alignment with the criteria listed above. Below is a list of the companies in the Peer Group:

American Equity Investment Life Holding Company	Independence Holding Company
Curo Group Holdings Corp.	National Western Life Group, Inc.
Elevate Credit, Inc.	On Deck Capital, Inc.
EZCORP, Inc.	PRA Group, Inc.
FBL Financial Group, Inc.	Regional Management Corp.
Globe Life Inc. (formerly known as Torchmark Corp.)	World Acceptance Corporation

Executive compensation is generally targeted to the median of the Peer Group by component and in total.

The Role of Shareholders. The Compensation Committee considers shareholder feedback and the results of the advisory vote to approve executive compensation (“say on pay”) when making future compensation decisions.

Risk Considerations. In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Additional risk considerations are discussed above under “Corporate Governance—Risk Oversight.”

Say on Pay and Shareholder Engagement

At our 2019 Annual Meeting of Shareholders, approximately 44 percent of the votes cast were in favor of our say on pay proposal. This level of support represented a significant decline from the 2018 vote, when approximately 99 percent of the votes cast were in favor of this proposal.

The Company’s fundamental compensation principles—which focus on attracting and retaining the best executive talent available, tying compensation to performance and aligning management and shareholder interests—had not changed between our 2018 and 2019 Annual Meetings of Shareholders. The Compensation Committee had, however, in January 2019, revised its executive compensation program for calendar year 2019 and subsequent years to more closely align the total compensation level and compensation components for Mr. Kolander and certain other Named Executive Officers with the median of the Peer Group. The 2019 Pearl Meyer market analysis estimated an approximate $4.6 million cumulative deficit in total Chief Executive Officer compensation for Mr. Kolander accumulated from the time he became Chief Executive Officer in November 2016. In connection with that revision and the estimated cumulative deficit for Mr. Kolander, the Company entered into a new employment agreement with Mr. Kolander, based on the market analysis prepared by Pearl Meyer, which superseded his prior employment agreement. With the sole exception of certain provisions regarding severance payments upon a change in control, the key compensatory terms of Mr. Kolander’s new agreement were within the median range of comparably situated executives in the Peer Group and set forth to rectify Mr. Kolander’s cumulative total compensation deficit. Such employment agreement is further described below under “Executive Compensation” in the section entitled “Executive Employment Agreement.”

Following the Company’s disclosure of these revisions to the executive compensation program, Institutional Shareholder Services, Inc. (“ISS”) recommended a vote against the Company’s say on pay proposal at the 2019

Annual Meeting of Shareholders, based primarily on objections to certain change in control provisions in Mr. Kolander’s employment agreement that ISS deemed “problematic,” including a modified single trigger severance provision and a severance amount that exceeds ISS’s market standard. The Compensation Committee and the Board of Directors were aware, during the negotiation and execution of Mr. Kolander’s revised employment agreement, that these provisions represented a deviation from market standard for the Peer Group, but believed that the importance of leadership stability and continuity justified this deviation, in light of one of the most significant executive and board leadership transitions in the Company’s history and the unusual circumstances and uncertainties arising from the potential change in ownership of the controlling Class B common stock. As these unusual circumstances were expected to be of limited duration, the employment agreement with Mr. Kolander provides the Company the right to terminate the agreement at the end of 2021, at which time the uncertainties surrounding the potential change of control are expected to be resolved.

In light of ISS’s recommendation regarding last year’s say on pay proposal and the reduced level of shareholder support for the proposal, the Company conducted a shareholder outreach program to better understand and address shareholder concerns. In early 2020, the Company solicited feedback from more than 10 of its largest institutional shareholders (representing more than 25% of the Company’s issued and outstanding Class A common stock as of December 31, 2019), four of whom agreed to provide such feedback. Our Chief Legal Officer participated in the resulting discussions.

We received a range of helpful and insightful responses and feedback. For example:

•	Shareholders welcomed the opportunity to discuss compensation-related matters directly with the Company.
•

Shareholders inquired about Mr. Kolander’s 2019 employment agreement, and requested enhanced disclosure in the Company’s proxy statement on the rationale for the modified single trigger severance and severance amount provisions.

•

Shareholders requested greater transparency and detail on how the Compensation Committee evaluated the achievement of qualitative goals tied to the Company’s strategic objectives when it awards annual incentive cash bonus and RSU awards.

•	Shareholders requested enhanced disclosure on succession planning for the executive team.

The Board of Directors and the Compensation Committee carefully considered this feedback and the results of the say on pay vote at our 2019 Annual Meeting of Shareholders when conducting a comprehensive review of our executive compensation program, designing and implementing a shareholder engagement program and updating the disclosure in this year’s proxy statement for the 2020 Annual Meeting of Shareholders. Following this review, changes were made as shown below.

•

As discussed above, we revised this year’s CD&A to include disclosure regarding the Company’s unusual circumstances and uncertainties that led to the adoption of Mr. Kolander’s employment agreement, including the change of control and severance provisions.

•

We enhanced our disclosure related to compensation decisions, including clearly articulating the process used and the factors taken into consideration by the Compensation Committee in determining bonus and equity grant outcomes based on each Named Executive Officer’s achievement of our pre-established qualitative performance goals communicated to the NEOs.

•	This year’s CD&A contains enhanced disclosure on succession planning for the executive team.

Senior management also met with ISS to discuss the results of the shareholder engagement program.

2019 Named Executive Officer Compensation

The elements of our executive compensation program are annual base salary, annual incentive cash bonus opportunity and long-term equity compensation. The Compensation Committee’s goal is to keep the Named Executive Officers in the median for total compensation (inclusive of base salary, annual incentive cash bonus and long term equity) as compared to the Peer Group and related market data. Based upon the need for near-term actions and accomplishments to ensure that the Company remains on the desired trajectory, with the median Peer Group compensation target in mind, the current compensation philosophy is to have relatively more annual at-risk compensation and relatively less longer-term at-risk compensation. Changes to base salaries, annual incentive levels, and long-term incentive levels, as outlined below, reflect this philosophy. While individual elements of compensation do not have a specific targeted market percentile, these changes do achieve the desired relative positioning of shorter-term elements and longer-term elements.

Cash Compensation

Annual Base salary. Annual base salary is a customary, fixed element of compensation intended to attract and retain executive officers. The annual base salaries of our executive officers are determined based on the executive officers’ responsibilities, performance and experience. The Compensation Committee considers market data provided by its independent compensation consultant when setting or adjusting base salaries and generally aims to pay each executive officer a base salary that reflects the Peer Group median.

Pearl Meyer’s analysis revealed that the amount of annual base salary for Mr. Kolander, Mr. Eliasberg and Ms. Crews for 2018 was below the median of the Peer Group. As a result, the Compensation Committee, based on a review of executive compensation market analysis prepared by Pearl Meyer and with Pearl Meyer’s support, adjusted: (i) Mr. Kolander’s annual base salary from $700,000 to $1,000,000 per year; (ii) Mr. Eliasberg’s annual base salary from $250,000 to $350,000 per year; and (iii) Ms. Crews’ annual base salary from $200,000 to $233,000 per year. Such adjustments, effective January 1, 2019, brought their base salaries in line with the desired compensation positioning philosophy described above.

The annual base salary for Mr. Conklin remained at $250,000 for the first part of 2019, which represented 66th percentile among the companies in our Peer Group. Mr. Conklin’s base salary was justified in light of Mr. Conklin’s leadership over the financial technology and internal control enhancements. In addition, for succession planning purposes, Mr. Conklin was tapped by the Chief Executive Officer with tasks that were more closely aligned with the work of that of the Chief Financial Officer, should a vacancy occur in that role and the Company needed to utilize an internal resource. Soon after Mr. Conklin was appointed interim Chief Financial Officer and Chief Investment Officer of the Company, in addition to his existing role as Vice President, Chief Accounting Officer and Treasurer, on March 27, 2019. In connection with Mr. Conklin’s promotion, the Compensation Committee approved an additional cash salary increase of $12,500 per month during the period in which he served as interim Chief Financial Officer and Chief Investment Officer, such amount representing the difference between Mr. Conklin’s existing base salary of $250,000 and the median base salary for Chief Financial Officers in the Peer Group. The increase in annual base salary from $250,000 to $400,000 per year became permanent when Mr. Conklin was subsequently promoted to Vice President, Chief Financial Officer and Treasurer of the Company on September 20, 2019.

The annual base salary for Mr. Mauldin remained at $308,000 for 2019, which represented 61th percentile among the companies in the Peer Group. Mr. Mauldin’s base pay was justified as he has played a significant leadership role in preserving the Company’s legacy markets, developing new products in line with his expertise, aligning the international market with the Company’s core values, addressing intellectual property theft by the previous marketing leader, assessing new growth markets, and building a marketing department that was virtually non-existent.

The annual base salary of Ms. Osbourn was reduced from $350,000 to $225,000 on March 27, 2019, to reflect her change in role from Executive Vice President, Chief Financial Officer to Head of Financial Reporting, a non-executive officer role, and the voluntary termination of her employment agreement with the Company.

Annual incentive cash bonus opportunity. The Named Executive Officers are eligible to earn an annual incentive bonus in cash based on a combination of the prior-year performance of the Company, the executive team as a whole and each individual executive. The incentive is designed to place at risk a portion of each Named Executive Officer’s annual compensation opportunity. On an annual basis, the Compensation Committee and members of the Board, with input from management, establish milestones, strategic objectives and simplified quantitative goals based on asset, revenue and expense targets against which the performance of the executive team may be evaluated and on which bonus payments are based. These non-financial milestones, strategic objectives and simplified quantitative targets are important to the Company’s success and are designed to enhance shareholder value over the long term.

Each Named Executive Officer’s target or maximum annual incentive bonus opportunity, as a percentage of base salary, is reviewed during our annual compensation process. Pearl Meyer’s analysis revealed that the 2018 target annual incentive bonus opportunity for the executive team was below the median of the Peer Group. As a result, because the compensation philosophy (described above) is to have more annual at-risk compensation, the Compensation Committee and the Board approved the following changes to the target annual incentive bonus opportunity for 2019 to provide total cash compensation: (i) an increase from 70% to 120% of base salary for Mr. Kolander; (ii) an increase from 10% to 35% of base salary for Mr. Conklin; (iii) an increase from 50% to 60% of base salary for Mr. Eliasberg; (iv) an increase from 25% to 45% of base salary for Mr. Mauldin; and (v) an increase from 10% to 60% for Ms. Crews.

For 2019, the Compensation Committee based its award of annual incentive bonus in cash for the Named Executive Officers on its subjective assessment of the Company’s financial performance for the year as a whole and achievement by the executive team of certain milestones, strategic objectives and simplified quantitative goals based on asset, revenue and expense targets set forth by the Board throughout 2019. The milestones and strategic objectives include management of operating expenses, improvement of the Company’s internal control environment and other realized transformation initiatives. The Compensation Committee gave consideration to the initiatives achieved by the executive team, including: (1) cultivating enduring value and customer centric growth; (2) injecting talent and capabilities to stabilize the core and creating a performance based culture; (3) resolving legacy regulatory issues; (4) modernizing technology and improving operational infrastructure; (5) enhancing sustainable value by rationalizing product offerings and geographies that do not align with the Company’s values and playing into the Company strengths; (6) aligning producers and collaborators with the Company’s core values; (7) scaling agile methodology within the company; and (8) implementing a customer-centric strategy to improve customer experience. There was no specific weighting of these particular factors. The quantitative and qualitative considerations for the award of annual incentive bonuses included the following:

•	The Company had a net loss of ($1.4) million or ($0.03) per share of Class A common stock, representing $0.19 per share improvement from 2018;
•	The Company had net income before federal income taxes of $5.7 million, up 187% from 2018;
•	The Company had revenue of $250.5 million, up 2.7% from 2018, driven by higher portfolio yields and realized investment gains;
•	The Company had total assets of $1.7 billion, up 8% from 2018;
•	The Company had stockholders’ equity of $259.8 million, up 38.4% from 2018, primarily due to a change in unrealized gains on securities as market interest rates decreased from 2018 levels;
•	The Company’s first year premiums in its Life Insurance segment was $11.7 million, up 2.1% from 2018;
•

The Company significantly lowered its audit fees for 2019 audit work (as compared to 2017 and 2018) as a result of implementing changes in executive tone at the top regarding the Company’s internal controls environment;

•	The Company improved its internal control environment and remediated all material weaknesses in 2019;
•	The Company vastly improved financial reporting processes and, for the first time since 2014, timely filed its 2019 Annual Report on Form 10-K;
•	The Company is on target to transition from legacy IT infrastructure to a cloud-based system, building a sustainable path to an agile digital presence;
•

The Company successfully converted to a new actuarial valuation software solution, enhancing modeling capabilities to provide management with the tools to evaluate product profitability, pricing new products and adoption of significant new accounting guidance on the horizon for life insurers;

•	The Company implemented a new general ledger accounting system, reducing the time required to complete the financial close process and providing a means to minimize risks;
•	The Company sold underutilized assets, including the former headquarters, and signed a long-term headquarters lease in the highly visible technology center of Austin, Texas;
•	The Company redesigned the underwriting team to be more responsive and putting the customer at the core of the process, improving the overall experience as we underwrite new policies; and
•	The Company designed and rolled out processes to facilitate company-wide leadership training for driving change throughout the organization into 2020.

Based upon all of the foregoing, the Compensation Committee met in March 2020 to award annual incentive bonuses to its Named Executive Officers for their 2019 performance. The cash annual incentive bonuses awarded were: $1.2 million for Mr. Kolander (representing 120% of his base salary in accordance with his Employment Agreement), $140,000 for Mr. Conklin (representing 35% of his base salary), $210,000 for Mr. Eliasberg (representing 60% of his base salary) and $138,600 for Mr. Mauldin (representing 45% of his base salary). The amounts paid to the Named Executive Officers are reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table. Ms. Osbourn and Ms. Crews departed the Company during fiscal year 2019 and were not eligible to receive payouts under the annual incentive bonus opportunity for 2019.

Long-Term Equity Compensation

Long-term incentive compensation comprises a portion of total compensation provided to the Named Executive Officers. Long-term incentive compensation, in the form of RSU awards with time-based vesting, is provided to the Named Executive Officers to align executive officers’ interests with shareholders’ interests in creating long term value by promoting the stability and retention of the executive team over longer periods. Vesting schedules generally require continuous service over multiple years and, upon vesting, each RSU equals one share of Class A common stock. In making RSU grants, the Compensation Committee considers (1) Peer Group compensation market data and (2) prior year performance. As described above, the current compensation philosophy is to have relatively less longer-term at-risk compensation. The award amounts reflect this philosophy and are further based on the same performance metrics used by the Compensation Committee in awarding the prior year’s annual incentive cash bonus opportunity, except for special one-time equity grants as noted below.

Accordingly, on January 31, 2019, the Compensation Committee granted RSUs to the Named Executive Officers based on benchmarking total compensation against the median Peer Group amounts and achievement of 2018 performance goals of: (1) developing strategic initiatives and specific actions in connection with the analysis and refinement of the Company’s international business model; (2) achieving specific improvements in our information technology infrastructure; and (3) addressing certain identified regulatory issues. These RSUs vest in two equal annual installments commencing on January 31, 2020 (the first anniversary of the grant date). The number of RSUs subject to the awards were determined by dividing the following numbers by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share: (i) $750,000 for Mr. Kolander (representing 75% of 2019 base salary); (ii) $187,500 for Mr. Conklin (representing 75% of 2019 base salary); (iii) $175,000 for Ms. Osbourn (representing 50% of 2019 base salary); (iv) $262,500 for Mr. Eliasberg (representing 75% of 2019 base salary); (v) $230,000 for Mr. Mauldin (representing 75% of 2019 base salary); and (vi) $175,000 for Ms. Crews (representing 75% of 2019 base salary). The unvested RSUs granted to Ms. Osbourn and Ms. Crews were forfeited following their departures from the Company. The above long-term equity compensation value are generally below median but, in combination with the aforementioned target total cash level, bring total compensation levels more in line with the median of the Peer Group and the desired overall compensation mix of shorter-term and longer-term compensation.

Special One-Time Long Term Equity Award for Mr. Kolander. The Compensation Committee approved a one-time award of 134,409 RSUs to Mr. Kolander on January 23, 2019, which vested immediately. The number of RSUs subject to such award was determined by dividing $1,000,000 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. The one-time award was granted in response to Pearl Meyer’s market analysis, which estimated an approximate $4.6 million cumulative deficit in total Chief Executive Officer compensation for Mr. Kolander accumulated from the time he became Chief Executive Officer in November 2016, as such Mr. Kolander’s total compensation for 2018 was significantly below the median of the Peer Group. This award was intended to address a portion of the accumulated deficit in total compensation for Mr. Kolander as compared to the Peer Group as well as reward Mr. Kolander for his leadership, hard work and personal sacrifice over the years.

Special One-Time Long-Term Equity Award for Ms. Osbourn. In consideration of Ms. Osbourn’s service to the Company and her commitment to the direction and leadership of the Company, the Compensation Committee approved a one-time award of 27,323 RSUs to Ms. Osbourn on January 24, 2019 while she was still serving in her role as Executive Vice President, Chief Financial Officer. The RSUs were scheduled to vest on January 24, 2020, subject to Ms. Osbourn’s continued employment on that date. The number of RSUs subject to such award was determined by dividing $200,000 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. The unvested RSUs were forfeited following the termination of Ms. Osbourn’s employment on April 11, 2019.

Severance Arrangements

As discussed earlier, Mr. Kolander is party to an employment agreement that provides for certain payments and benefits upon his termination from the Company. Such employment agreement is further described below under “Executive Compensation” in the section entitled “Executive Employment Agreement.” Other than Mr. Kolander, each Named Executive Officer is (or was) employed or hired on an at-will basis.

In connection with Ms. Osbourn’s termination, the Company entered into a separation agreement with Ms. Osbourn, effective as of May 4, 2019, which provided for certain payments and benefits upon her termination from the Company. Such separation agreement is further described below under “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” in the section titled “Named Executive Officers Separation.”

Other Benefits

Mr. Kolander received a $300,000 cash payment in December 2019 representing a retention bonus earned in accordance with the terms of his Employment Agreement.

Mr. Kolander is eligible to obtain an annual executive physical screen at the Cooper Clinic in Dallas, Texas or an equivalent facility of his choice at the Company’s expense in accordance with the terms of his employment agreement.

Our Named Executive Officers are eligible to participate in our health and dental insurance and 401(k) Retirement and Profit Sharing Plan on the same basis as other employees. Our Named Executive Officers are also eligible to participate in the Citizens, Inc. Paid Time Off (PTO) plan in accordance with the terms of its C-level executive plan.

Certain of our Named Executive Officers live in a different state from our corporate headquarters. We reimburse such executives for travel expenses incurred in commuting between their principal residence and our executive offices.

Prohibition on Hedging, Pledging and Short Sales

The Company prohibits all directors and officers from engaging in (i) any transactions in derivatives of the Company’s securities, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, (ii) pledging of the Company securities as collateral and (iii) short sales of the Company’s securities.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2019 Annual Report on Form 10-K, which the Board approved unanimously.

COMPENSATION COMMITTEE

Dr. Robert B. Sloan, Jr. (Chairman)

Christopher W. Claus

Jerry D. Davis, Jr.

COMPENSATION TABLES

The following tables, footnotes and narrative discuss the compensation of each of our Named Executive Officers for 2019, 2018 and 2017. Information is not included for 2017 in the case of Mr. Conklin and Mr. Eliasberg, and in 2018 or 2017 in the case of Ms. Crews, as these officers were not Named Executive Officers in such years.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)	Total ($)
Geoffrey M. Kolander	2019	1,000,000	300,000	1,750,004	1,200,000	10,600 (5)	4,260,604
President and Chief	2018	700,000	300,000	489,999	490,000	10,600	1,990,599
Executive Officer	2017	600,000	–	–	630,000	10,800	1,240,800

Jeffery P. Conklin	2019	364,775	–	187,502	140,000	8,258 (5)	700,535
Vice President, Chief Financial Officer and Treasurer	2018	250,000	–	62,999	25,000	5,833	343,832

Kay E. Osbourn	2019	96,875	–	375,007	–	44,364 (6)	516,246
Former Executive Vice President,	2018	350,000	300,000	139,997	210,000	10,600	1,010,597
Chief Financial Officer	2017	450,000	–	–	405,000	10,800	865,800

James A. Eliasberg	2019	350,000	–	262,500	210,000	5,287 (5)	827,787
Vice President, Chief Legal Officer and Corporate Secretary	2018	222,537	–	–	115,000 (9)	–	337,537

Robert M. Mauldin III	2019	308,000	–	230,000	138,600	6,634 (5)	683,234
Vice President, Chief	2018	308,000	–	76,998	77,000	3,813	465,811
Marketing Officer	2017	141,166	–	–	47,000	29,695

Amanda L. Crews	2019	208,729	–	175,002	–	14,225 (7)	397,956
Former Vice President,
Operations

(1)

The 2019 salaries for Ms. Osbourn and Ms. Crews reflect the portion earned through the date of their departures from the Company. Ms. Osbourn’s term as an executive officer of the Company ceased on March 27, 2019 when she changed her role from Executive Vice President, Chief Financial Officer to Head of Financial Reporting, a non-executive officer role. Ms. Osbourn’s employment with the Company was terminated on April 11, 2019. Ms. Crews resigned from her position with the Company on November 27, 2019.

(2)	The amounts reflect cash retention bonuses earned by Mr. Kolander and Ms. Osbourn during the fiscal year covered, in accordance with the terms of their employment agreements.

(3)

The amounts reflect the aggregate grant date fair value of awards of RSUs granted under the Company’s Incentive Plan. The grant date fair value is computed in accordance with ASC Topic 718 and is measured based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K. All of the 2019 RSU awards granted to Ms. Osbourn and Ms. Crews were forfeited upon their departures from the Company.

(4)

The amounts reflect the cash annual incentive bonus earned by each Named Executive Officer in recognition of achievement of milestones and financial and strategic objectives set forth by the Compensation Committee and approved by the Board. In 2019, the executive team achieved its performance goals, resulting in a payout of 100% the target amount of each Named Executive Officer’s annual incentive bonus opportunity. The annual incentive bonuses were approved by the Compensation Committee and the Board in March 2020 based on 2019 performance and paid out in April 2020. Ms. Osbourn and Ms. Crews were not entitled to any cash annual incentive bonus for 2019 due to their departures from the Company.

(5)	This amount represents the Company’s contributions to the respective Named Executive Officer’s account under its qualified 401(k) Retirement and Profit Sharing Plan.

(6)

This amount represents: (i) the Company’s contributions to Ms. Osbourn’s account under its qualified 401(k) Retirement and Profit Sharing Plan in the amount of $1,750; (ii) severance paid in connection with her separation from the Company in the amount of $28,125; and (iii) unused vacation pay in the amount of $14,489.

(7)

This amount represents: (i) the Company’s contributions to Ms. Crews’ account under its qualified 401(k) Retirement and Profit Sharing Plan in the amount of $7,771; and (ii) unused vacation pay in the amount of $6,454.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the “Summary Compensation Table – 2019, 2018, and 2017” reflect actual amounts earned in the relevant years, while the amounts in the stock awards column reflect accounting values. The tables entitled “Outstanding Equity Awards at 2019 Year-End” and “Stock Vested – 2019” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their RSU awards, respectively. The “Summary Compensation Table – 2019, 2018, and 2017” should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.

GRANTS OF PLAN-BASED AWARDS – 2019

The following table shows information regarding the incentive awards granted to the Named Executive Officers for 2019.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (1)
Name	Award Type	Grant Date	Approval Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Geoffrey M. Kolander	Cash Incentive (2)	–	–	–	1,200,000	1,200,000	–	–	–	–	–
	Time-Based RSUs (3)	1/23/19	1/18/19	–	–	–	–	–	–	134,409	1,000,003
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	105,783	750,001
Jeffery P. Conklin	Cash Incentive (2)	–	–	–	140,000	140,000	–	–	–	–	–
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	26,446	187,502
Kay E. Osbourn (4)	Cash Incentive (2)	–	–	–	–	–	–	–	–	–	–
	Time-Based RSUs (3)	1/24/19	1/18/19	–	–	–	–	–	–	27,323	200,004
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	24,683	175,002
James A. Eliasberg	Cash Incentive (2)	–	–	–	210,000	210,000	–	–	–	–	–
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	37,024	262,500

Robert M. Mauldin III	Cash Incentive (2)	–	–	–	138,600	138,600	–	–	–	–	–
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	32,440	230,000
Amanda L. Crews (5)	Cash Incentive (2)	–	–	–	139,800	139,800	–	–	–	–	–
	Time-Based RSUs (3)	1/31/19	1/18/19	–	–	–	–	–	–	24,683	175,002

(1)

The grant date fair value of awards of time-based RSUs is calculated in accordance with ASC Topic 718 based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K.

(2)

Represents the annual incentive bonus opportunity in cash based on a combination of the prior-year performance of the Company, the executive team as a whole as well as the executive individually. The material terms of the annual incentive bonus opportunity are discussed above under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Annual incentive bonus opportunity.”

(3)

Represents time-based RSUs granted under the Company’s Incentive Plan. The material terms of the RSUs granted to Named Executive Officers Mr. Kolander, Mr. Conklin, Ms. Osbourn, Mr. Eliasberg, Mr. Mauldin and Ms. Crews are discussed above under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Long-Term Equity Compensation.”

(4)

Ms. Osbourn was not entitled to any cash annual incentive bonus for 2019 following her change of role from Executive Vice President, Chief Financial Officer to Head of Financial Reporting, a non-executive officer role, effective March 27, 2019. All of the 2019 RSU awards granted to Ms. Osbourn were forfeited upon her departure.

(5)	Ms. Crews did not receive any cash annual incentive bonus for 2019 due to her departure from the Company. All of the 2019 RSU awards granted to Ms. Crew were forfeited upon her departure.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

The following table shows information regarding the outstanding RSU awards held by each of the Named Executive Officers as of December 31, 2019.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Geoffrey M. Kolander	2/15/2018	34,075 (2)	230,006
	1/31/2019	105,783 (3)	714,035
Jeffery P. Conklin	2/15/2018	4,381 (2)	29,572
	1/31/2019	26,446 (4)	178,511
Kay E. Osbourn (5)	–	–	–
James A. Eliasberg	1/31/2019	37,024 (6)	249,912
Robert M. Mauldin III	2/15/2018	5,355 (2)	36,146
	1/31/2019	32,440 (7)	218,970
Amanda L. Crews (8)	–	–

(1)

The dollar amounts are determined by multiplying the number of RSUs by $6.75, the closing price of the Company’s Class A common stock on December 31, 2019, the last trading day of the Company’s fiscal year.

(2)	All of the RSUs vested subsequent to December 31, 2019, on February 15, 2020 (the second anniversary of the date of the grant).

(3)

One-half of the RSUs vested subsequent to December 31, 2019, on January 31, 2020 (the first anniversary of the date of the grant). The remainder of these RSUs is scheduled to vest on January 31, 2021 (the second anniversary of the date of the grant), provided that Mr. Kolander continues to be employed with the Company through the vesting date.

(4)

One-half of the RSUs vested subsequent to December 31, 2019, on January 31, 2020 (the first anniversary of the date of the grant). The remainder of these RSUs is scheduled to vest on January 31, 2021 (the second anniversary of the date of the grant), provided that Mr. Conklin continues to be employed with the Company through the vesting date.

(5)	Ms. Osbourn forfeited all of her unvested RSUs upon her departure from the Company.

(6)

One-half of the RSUs vested subsequent to December 31, 2019, on January 31, 2020 (the first anniversary of the date of the grant). The remainder of these RSUs is scheduled to vest on January 31, 2021 (the second anniversary of the date of the grant), provided that Mr. Eliasberg continues to be employed with the Company through the vesting date.

(7)

One-half of the RSUs vested subsequent to December 31, 2019, on January 31, 2020 (the first anniversary of the date of the grant). The remainder of these RSUs is scheduled to vest on January 31, 2021 (the second anniversary of the date of the grant), provided that Mr. Mauldin continues to be employed with the Company through the vesting date.

(8)	Ms. Crews forfeited all of her unvested RSUs upon her departure from the Company.

STOCK VESTED – 2019

The following table shows information regarding the vesting during 2019 of RSUs previously granted to the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Geoffrey M. Kolander	168,484	1,236,483
Jeffery P. Conklin	4,381	30,404
Kay E. Osbourn	9,735	67,561
James A. Eliasberg	–	–
Robert M. Mauldin III	5,354	37,157
Amanda L. Crews	–	–

(1)	The dollar amounts are determined by multiplying the number of shares that vested by the per share closing price of the Company’s Class A common stock on the vesting date.

EXECUTIVE EMPLOYMENT AGREEMENT

On January 23, 2019, the Company entered into a new employment with Mr. Kolander, effective January 1, 2019 (the “2019 Employment Agreement”). The 2019 Employment Agreement replaced and superseded Mr. Kolander’s prior employment agreement.

On January 24, 2019, Ms. Osbourn entered into a Termination Agreement with the Company dated January 24, 2019 (the “Termination Agreement”), whereby Ms. Osbourn’s employment agreement, dated January 16, 2017 and as amended October 15, 2018 (the “Osbourn 2017 Employment Agreement”), was terminated effective January 24, 2019. A copy of the Termination Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 25, 2019, a copy of the Osbourn 2017 Employment Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 17, 2017 and a copy of the amendment thereto was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Ms. Osbourn served as Executive Vice President, Chief Financial Officer of the Company through March 27, 2019, when she transitioned to the role of Head of Financial Reporting. On April 11, 2019, the Company terminated the employment of Ms. Osbourn.

2019 Employment Agreement (Mr. Kolander)

Term. The 2019 Employment Agreement has an initial term of three (3) years beginning January 1, 2019 (the “Effective Date”) and will automatically renew on each anniversary of the Effective Date unless either the Company or Mr. Kolander provides at least 90 days’ written notice not to renew.

Base Salary. The 2019 Employment Agreement provides for an annual base salary of $1,000,000, which may be increased by the Board or Compensation Committee but not decreased unless agreed in writing by Mr. Kolander.

Annual Bonus and Retention Bonus. Mr. Kolander is eligible to receive a cash annual incentive bonus of 120% of base salary. In addition, Mr. Kolander received a cash retention bonus of $300,000, which was paid in December 2019.

Restricted Stock Unit Awards. Upon execution of the 2019 Employment Agreement, Mr. Kolander received an immediate one-time grant of $1,000,000 in RSUs, which vested immediately. In addition, beginning in 2020, Mr. Kolander is entitled to receive an award of $1,200,000 in RSUs annually.

Benefits. Mr. Kolander is eligible to participate in employee benefit plans and programs available generally to other executives of the Company. The Company also will reimburse Mr. Kolander for all costs and expenses in connection with Mr. Kolander’s enrollment in the Northwestern/Kellogg School of Business executive MBA program (the “Kellogg Reimbursement”).

Payments upon Termination without Good Reason or Termination with Cause. If Mr. Kolander terminates his employment without Good Reason (as defined below) or if Mr. Kolander’s employment is terminated by the Company for Cause (as defined below), Mr. Kolander will be entitled to receive the base salary, annual bonus, Kellogg Reimbursement and other compensation and benefits accrued through the effective date of his termination.

Payments upon Death or Disability, Termination without Cause after January 1, 2021 or Termination for Good Reason. If Mr. Kolander’s employment is terminated (A) due to his death or disability, (B) by the Company without Cause at any time after January 1, 2021 or (C) by Mr. Kolander for Good Reason, then, in each case, Mr. Kolander (or his estate, if applicable) will be entitled to receive (i) base salary, annual bonus, Kellogg Reimbursement, unpaid retention bonus and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to three (3) times base salary and annual bonus, including acceleration of all unvested RSUs, payable within thirty (30) days following the termination.

Payments upon a Change of Control or Termination without Cause on or before January 1, 2021. If Mr. Kolander’s employment is terminated (A) by Mr. Kolander within eighteen (18) months of a Change in Control (as defined below), (B) by the Company without Cause within eighteen (18) months of a Change in Control or (C) by the Company without Cause at any time on or before January 1, 2021 (not in connection with a Change in Control), Mr. Kolander will be entitled to receive (i) his base salary, annual bonus, Kellogg Reimbursement and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to four (4) times base salary and annual bonus, including acceleration of all unvested RSUs, payable within thirty (30) days following the termination.

Good Reason. The 2019 Employment Agreement defines “Good Reason” generally to mean:

•	A reduction in base salary;
•

A breach by the Company of a material term or provision of the 2019 Employment Agreement and such breach is not cured within thirty (30) days from the date Mr. Kolander provides written notice to Company;

•

A material demotion or change in Mr. Kolander’s title or responsibilities where such reduction is not cured within thirty (30) days from the date Mr. Kolander provides written notification to Company; or

•	A change of Mr. Kolander’s office to a location more than thirty (30) miles from Company’s present office location.

Cause. The 2019 Employment Agreement defines “Cause” generally to mean any intentional act of fraud, misappropriation of funds, embezzlement or material dishonesty committed by Mr. Kolander in connection with Mr. Kolander’s employment to the detriment of the Company as evidenced by the filing of a criminal complaint by law enforcement.

Change in Control. The 2019 Employment Agreement defines a “Change in Control” generally to mean:

•	the dissolution or liquidation of the Company;
•

the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

•	a sale of all or substantially all of the assets of the Company to another person or entity;
•

regulatory approval of the transfer of any shares of the Company’s Class B common stock from the Harold E. Riley Trust to any individual, entity or “group,” other than regulatory approval of a transaction wherein the Company is the first to repurchase the Class B common stock directly from the Harold E. Riley Trust or the Harold E. Riley Foundation;

•	the exercise of a power of attorney granted by Harold E. Riley or control over the Company’s Class B common stock by the Harold E. Riley Trust or the Harold E. Riley Foundation;
•	any transaction that results in any person or entity or “group” owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or
•	the incumbent Board, as of the effective date of the 2019 Employment Agreement, ceases for any reason to constitute at least a majority of the Board.

Restrictive Covenants. The 2019 Employment Agreement also includes restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation.

Indemnification. The Company agreed to indemnify Mr. Kolander for all liabilities, claims, fees, interest, demands or costs arising out his actions as an employee that are within the course and scope of his employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Kolander’s employment agreement and the equity compensation awards granted under the Company’s Incentive Plan are the only arrangements that contain provisions detailing how payments are treated upon a termination of employment or a or change in control followed by a qualifying termination. These provisions are detailed below.

Employment Agreement with Mr. Kolander

The Company entered into the 2019 Employment Agreement with Mr. Kolander effective January 1, 2019. See the discussion of the Employment Agreement and the definitions used therein beginning on page 36. The following table and footnotes set forth our payment obligations pursuant to the 2019 Employment Agreement assuming (1) a termination of employment or (2) a change in control of the Company followed by a termination that occurred, in each case, on December 31, 2019. The amounts shown in the table do not include compensation or benefits previously earned by Mr. Kolander or RSUs that are fully vested, or the value of any payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment.

Benefit	Termination by Mr. Kolander without Good Reason or by Company with Cause ($)	Termination due to Death or Disability ($)	Termination by Mr. Kolander for Good Reason	Termination by Mr. Kolander or by Company without Cause within 18 months of a Change in Control	Termination by Company without Cause
Cash Severance (Base Compensation)	$0	$3,000,000	$3,000,000	$4,000,000	$4,000,000
Cash Severance (Bonus)	$0	$3,600,000	$3,600,000	$4,800,000	$4,800,000

RSUs (1)	$0	944,042	944,042	$944,042	$944,042
Total Value of Benefits	$0 (2)	$7,844,042 (2)	$7,844,042 (2)	$10,044,042 (2)	$10,044,042 (2)

(1)	The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $6.75, the closing price of the Company’s Class A common stock on December 31, 2019.

(2)

In addition to this amount, Company shall pay Mr. Kolander the sum of the following: base salary, annual bonus, Kellogg Reimbursement and other compensation and benefits accrued through the date of termination.

Equity Awards of Named Executive Officers

Pursuant to the terms of the award agreements for the RSUs awarded to our Named Executive Officers under the Incentive Plan, all of the unvested RSUs immediately vest upon the earlier of the Named Executive Officer’s death or disability or a “Termination of Employment or Service in Connection with a Change of Control” (as defined below). In the event that the employment of the Named Executive Officer is terminated by the Company without “Cause,” the unvested RSUs will become vested on a pro-rata basis, calculated by reference to the numbers of completed months of service from the most recent vesting date (or grant date, as the case may be) as a fraction of the number of months that make up the period from the most recent vesting date (or grant date, as the case may be) through the next vesting date. The unvested RSUs will be forfeited in the event that the Named Executive Officer’s employment is terminated for any other reason.

“Termination of Employment or Service in Connection with a Change of Control,” “Cause,” “Good Reason” and “Change of Control” are defined in the Incentive Plan.

“Termination of Employment or Service in Connection with a Change of Control” means a termination by the Company for any reason other than Cause or a termination by the Named Executive Officer for Good Reason (in each case within the one-year period beginning on the date of a Change in Control).

“Cause” generally means a termination of employment as a result of a material breach of any agreement to which the Named Executive Officer and the Company are parties; any act (other than retirement) or omission to act, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or on the Named Executive Officer’s ability to perform services for the Company; or any material misconduct or neglect of duties in connection with the business or affairs of the Company.

“Good Reason” generally means a material reduction in base salary or wage rate or target incentive opportunity; or the relocation of the principal place of employment to a location more than fifty miles from the Named Executive Officer’s principal place of employment as of immediately prior to the Change of Control (subject to certain cure rights).

“Change of Control” generally means the first to occur of any of the following events: (i) the date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, (ii) the date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation; (iii) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries) or any person or entity who, on the date the Plan is effective, shall have been the beneficial owner of at least fifteen percent (15%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; (iv) the first day after the date the Incentive Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or (v) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement.

The following table shows the estimated amounts that the Named Executive Officers would have become entitled to under the terms of the RSUs had their employment been terminated due to either death, disability, Termination of Employment or Service in Connection with a Change of Control or a termination without Cause, in each case, on December 31, 2019, the last day of the Company’s fiscal year. All of the unvested RSUs held by Ms. Osbourn and Ms. Crews were forfeited upon their departures from the Company during 2019.

	Estimated Value of Equity Acceleration upon Death, Disability or Termination of Employment or Service in Connection with a Change of Control ($) (1)	Estimated Value of Equity Acceleration upon Termination without Cause ($) (1)	Estimated Value of Equity Acceleration upon Termination with Cause or Voluntary Resignation ($) (1)
Geoffrey M. Kolander	944,042	854,410	0
Jeffery P. Conklin	208,082	189,194	0
James A. Eliasberg	249,912	228,687	0
Robert M. Mauldin III	255,116	231,963	0

(1)	The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $6.75, the closing price of the Company’s Class A common stock on December 31, 2019.

Named Executive Officers Separation

Ms. Osbourn

Ms. Osbourn’s employment with the Company was terminated on April 11, 2019. In connection with her termination, the Company entered into a separation agreement with Ms. Osbourn, effective as of May 4, 2019. Pursuant to the Separation Agreement, Ms. Osbourn agreed to release the Company from potential claims or liabilities and agreed to certain confidentiality and non-disparagement provisions. As consideration for Ms. Osbourn’s entry into the separation agreement, the Company provided Ms. Osbourn with a cash severance payment in the amount of $28,125 after the effective date of the separation agreement. Ms. Osbourn also received a $14,489 payment in compensation for unused vacation. Upon her departure, Ms. Osbourn forfeited her eligibility for a 2019 cash annual incentive bonus and all of her unvested RSUs were forfeited.

Ms. Crews

Ms. Crews resigned from the Company on November 27, 2019. The Company did not enter into a separation agreement with Ms. Crews. Ms. Crews was not entitled to any severance payments (other than $6,454 for unused vacation). Upon her departure, Ms. Crews forfeited her eligibility for a 2019 cash annual incentive bonus and all of her unvested RSUs were forfeited.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K under the Exchange Act and should not be used as a comparison with pay ratios disclosed by other companies.

We identified our median employee by examining the 2019 total cash compensation for all of our 469 employees, excluding the CEO, who were employed by us on December 31, 2019, the last day of our payroll year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure that reasonably reflects the annual compensation of our employees. We included all employees, whether employed on a full-time or part-time basis and did not exclude any non-U.S. employees. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time or part-time employees who were not employed by us for all of 2019.

As disclosed in the Summary Compensation Table in this Proxy Statement, the 2019 annual total compensation of our CEO was $4,260,604. The 2019 annual total compensation of our median employee, calculated in the same manner as our CEO’s compensation, was $35,907. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2019 is approximately 119 to 1.

PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Class A Director Nominees

The Board has nominated Christopher W. Claus, Jerry D. Davis, Jr., Francis A. Keating II and Gerald W. Shields to be elected to serve as the Company’s Class A directors until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the Class A nominees.

Each of the Class A nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.

Class A nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

The Board recommends that you vote FOR the election of each Class A Nominee.

Class B Director Nominees

The Board has nominated Dr. E. Dean Gage, Geoffrey M. Kolander, Dr. Terry S. Maness, Dr. Robert B. Sloan, Jr. and Constance K. Weaver to be elected to serve as the Company’s Class B directors until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Grant G. Teaff retired from the Board on February 11, 2020. The Trust, as our sole Class B shareholder, will vote on the Class B nominees.

Each of the Class B nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.

Class B nominees receiving the highest number of votes cast by the Class B shareholder in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

The Board recommends that the Class B shareholder vote FOR the election of each Class B Nominee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm.

Our Audit Committee has retained Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020.

We are requesting our shareholders ratify the appointment of Deloitte by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2020.    If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020.

One or more members of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2020.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules promulgated by the SEC, the Company is seeking an annual advisory vote from its shareholders on the compensation of the Company’s Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program and policies, as explained in our Compensation Discussion and Analysis section beginning on page 25 and in our 2019 Summary Compensation Table on page 33.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay. Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 14231 Tandem Blvd, Austin, Texas 78728 on Tuesday, June 2, 2020, at 10:00 a.m. Central Daylight Time.

ATTENDING THE ANNUAL MEETING

If you plan on attending the Annual Meeting in person, you will be required to present a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of Common Stock will be verified against the list of shareholders of record as of the Record Date prior to being allowed to enter the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” (i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee), you will need to provide evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the shareholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the shareholder of record.

Seating at the Annual Meeting will begin at 10:00 a.m. (Central Daylight Time) on June 2, 2020. The health and safety of our shareholders and other participants at the Annual Meeting is of the utmost importance. In light of public health concerns related to the novel coronavirus (COVID-19), we intend to institute safety precautions at the Annual Meeting consistent with applicable guidelines of public health authorities, which may include seating shareholders in a separate room from the presenters, with full opportunity to hear the presenters, vote and participate in any discussion, and may take other actions as necessary to protect all attendees from undue risk of exposure to the virus. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Admission will close ten minutes before the Annual Meeting begins. If you do not provide a valid, government-issued photo identification or do not comply with the other procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On April 23, 2020, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for an estimated fee of $10,000, plus expenses. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Common Stock.

VOTING

Each share of the Company’s Common Stock may cast one vote on each matter. Only shareholders of record at the close of business on April 8, 2020 are entitled to vote at the Annual Meeting. As of the record date, we had 49,341,062 shares of Class A common stock and 1,001,714 shares of Class B common stock outstanding and entitled to vote. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the following methods:

1.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Daylight Time on June 1, 2020. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 1, 2020.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

3.	BY INTERNET: http://www.envisionreports.com/cia

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 1, 2020.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.

IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Alliance Advisors, LLC at 200 Broadacres Drive, Bloomfield, New Jersey 07003. Shareholders may call toll free: 800-574-5928.

REVOCATION OF PROXIES

A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice of revocation to the Secretary of the Company;
o	if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or
o	if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at P. O. Box 149151, Austin, Texas 78714-9151;
•	delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or
•	voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS

The Company sends or forwards to each participant in the Company’s Stock Investment Plan all applicable proxy solicitation materials. Stock Investment Plan participants have the exclusive right to exercise all voting rights respecting shares of Class A common stock credited to their respective accounts under the Stock Investment Plan. A participant may vote any of the participant’s whole or fractional shares of which he or she is the record holder in person or by proxy. Each participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which he or she has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the Stock Investment Plan administrator may submit a participant’s unvoted shares at a shareholders meeting for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the Stock Investment Plan, please see the Stock Investment Plan prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-228423) filed with the SEC.

QUORUM

At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Common Stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a Stock Investment Plan participant notifies the Company in writing that it elects to withhold the Stock Investment Plan administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained. At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS

For Proposal No. 1 (Election of Directors), you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Under our Articles of Incorporation and our Bylaws, the voting rights of our Class A and Class B shareholders are equal in all respects, except that Class B shareholders have the exclusive right to elect a simple majority of the Board, and our Class A shareholders have the exclusive right to elect the remaining directors. Because we have directors elected by two classes of shareholders, Class A director nominees receiving the highest number of votes cast “FOR” their election by Class A shareholders and Class B director nominees receiving the highest number of votes cast “FOR” their election by Class B shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.

For Proposal No. 2 (Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.

For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

If any other matters properly come before the Annual Meeting, the individuals named in the proxy card will have discretionary authority to vote the shares they represent on those matters, except to the extent their discretion may be limited under Rule 14a-4(c) of the Exchange Act.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF SHAREHOLDER AND NOMINATIONS

A shareholder who intends to have a shareholder proposal included in our Proxy Statement for our 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no later than December 24, 2020. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

The Company’s Bylaws generally require advance written notice from a shareholder seeking to present any nominations for election to the Board of Directors or any other proposal, not for inclusion in next year’s proxy statement but directly at the 2021 Annual Meeting of Shareholders. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no earlier than the close of business on February 2, 2021, and no later than the close of business on March 4, 2021. The notice must include all of the information required by the Company’s Bylaws.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-915. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services

P. O. Box 505000

Louisville, KY    40233-5000

Shareholder Services Number(s): 877-785-9659 (toll free within the USA, US territories & Canada) or 1-781-575-4621 (International Direct Dial). Investor Centre™ portal: www.computershare.com/investor.

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2020 Proxy Statement

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) Votes submitted electronically must be received ADD 1 ADD 2 by 11:59 p.m., Eastern Time on June 1, 2020. ADD 3 ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/cia or scan delete QR code and control # the QR code — login details are located in Δ≈ the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/cia 2020 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the Class A Director nominees listed and FOR Proposals 2 and 3. 1. Election of Class A Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. + For Against Abstain For Against Abstain For Against Abstain 01 - Christopher W. Claus 02 - Jerry D. Davis, Jr. 03 - Francis A. Keating II 04 - Gerald W. Shields For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the 3. To approve, on a non-binding advisory basis, the compensation Company's independent registered public accounting firm of the Company's Named Executive Officers as disclosed in the for 2020. proxy statement. 4. To transact such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 42AM 455739 MMMMMMM + 0376OA MMMMMMMMMMMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) Votes submitted electronically must be received ADD 1 ADD 2 by 11:59 p.m., Eastern Time on June 1, 2020. ADD 3 ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/cia or scan delete QR code and control # the QR code — login details are located in Δ≈ the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/cia 2020 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the Class A Director nominees listed and FOR Proposals 2 and 3. 1. Election of Class A Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. + For Against Abstain For Against Abstain For Against Abstain 01 - Christopher W. Claus 02 - Jerry D. Davis, Jr. 03 - Francis A. Keating II 04 - Gerald W. Shields For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the 3. To approve, on a non-binding advisory basis, the compensation Company's independent registered public accounting firm of the Company's Named Executive Officers as disclosed in the for 2020. proxy statement. 4. To transact such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 42AM 455739 MMMMMMM + 0376OA MMMMMMMMM

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cia q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy - Citizens, Inc. + Notice of 2020 Annual Meeting of Shareholders of Citizens, Inc. Notice is hereby given that the 2020 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 2, 2020, at 10:00 a.m., Central Daylight Time, at 14231 Tandem Blvd., 2nd Floor, Austin, TX 78728, for the purposes stated on the reverse side of this proxy. The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 2, 2020 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company’s Board of Directors FOR all the Class A Director nominees listed, FOR Proposal 2, and FOR Proposal 3. It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance. (Items to be voted appear on reverse side) Executive Offices: 14231 Tandem Blvd., 2nd Floor, Austin, Texas 78728 C Non-Voting Items Change of Address — Please print new address below. +Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cia q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy - Citizens, Inc. + Notice of 2020 Annual Meeting of Shareholders of Citizens, Inc. Notice is hereby given that the 2020 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 2, 2020, at 10:00 a.m., Central Daylight Time, at 14231 Tandem Blvd., 2nd Floor, Austin, TX 78728, for the purposes stated on the reverse side of this proxy. The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 2, 2020 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company’s Board of Directors FOR all the Class A Director nominees listed, FOR Proposal 2, and FOR Proposal 3. It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance. (Items to be voted appear on reverse side) Executive Offices: 14231 Tandem Blvd., 2nd Floor, Austin, Texas 78728 C Non-Voting Items Change of Address — Please print new address below. +